SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Applix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2781676

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts 01581-2831

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	Not applicable

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

Information Required in Registration Statement

     The undersigned registrant, Applix, Inc., a Massachusetts corporation (the “Registrant”), hereby amends the following items, exhibits and portions of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 20, 2000 (the “Form 8-A”) as set forth in the pages attached hereto.

Item 1:    Description of Registrant’s Securities to be Registered.

     Item 1 of the Form 8-A filed by the Registrant is hereby amended to include the following:

     On February 27, 2004, the Registrant entered into an amendment with American Stock Transfer & Trust Company (“Amendment No. 1”) to the Rights Agreement, dated as of September 18, 2000 (the “Rights Agreement”), between the Registrant and American Stock Transfer & Trust Company, as Rights Agent. Amendment No. 1 amended the Rights Agreement to provide that (1) Brad Fire, (2) any person or entity deemed to be affiliated or associated with him pursuant to the terms of the Rights Agreement or (3) any person or entity with whom Brad Fire is deemed to be affiliated or associated pursuant to the terms of the Rights Agreement (such person or entity described in (2) or (3) above, an “Affiliate”) shall not be considered an “Acquiring Person”, as such term is defined in Section 1(a) of the Rights Agreement, unless and until Brad Fire together with any Affiliates becomes the beneficial owner of 20% or more of the shares of common stock of the Company then outstanding.

     Amendment No. 1 is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 2:    Exhibits.

     Item 2 of the Form 8-A is hereby amended by adding the following exhibit attached hereto:

Exhibit Number	Description
4.2	Amendment No. 1, dated as of February 27, 2004, to the Rights Agreement, dated as of September 18, 2000, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 4, 2004).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Applix, Inc.

Date: March 4, 2004	By:	/s/ Milton A. Alpern

Milton A. Alpern Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Agreement, dated as of September 18, 2000, between Applix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 20, 2000 (File No. 000-25040)).

4.2	Amendment No. 1, dated as of February 27, 2004, to the Rights Agreement, dated as of September 18, 2000, between Applix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 4, 2004).